UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2021 (May 17, 2021)

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398767

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2021, Icahn Enterprises L.P. (“Icahn Enterprises”) entered into an offer letter (the “offer letter”) with David Willetts pursuant to which Mr. Willetts will serve as the Chief Financial Officer of Icahn Enterprises, Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”) and Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), the general partner of Icahn Enterprises and Icahn Enterprises Holdings, with a start date on or around June 14, 2021 (the “effective date”).

During his term of employment, Mr. Willetts will be paid a base salary at the rate of $650,000 per annum. Mr. Willetts will be eligible to receive an annual discretionary cash bonus with a target amount of $1,550,000 (including a pro-rata amount for calendar year 2021).

In addition, in the event that Mr. Willetts’ employment is terminated by Icahn Enterprises without “cause” (as defined in the offer letter) at any time, he shall be entitled to a pro-rata cash bonus of the target bonus amount for the calendar year of the termination (or, if greater, 50% of his annualized base salary in the event of his termination without “cause” prior to December 31, 2021).

Mr. Willetts has served as a Managing Director at AlixPartners, a global consulting firm which specializes in improving corporate financial and operational performance and executing corporate turnarounds, since 2012. Mr. Willetts has worked with private equity firms and public companies in the industrial, automotive, consumer products, retail and energy sectors. Prior to 2012, Mr. Willetts was a senior operating executive at Cerberus Capital Management, LP for eight years, serving in multiple financial and operating roles including CFO, divisional CEO and lead executive restructuring roles within Cerberus’ operating companies. Prior to 2005, Mr. Willetts was employed at General Electric in progressive finance executive roles within GE’s Corporate Audit Staff and industrial business units, including as the CFO of GE Lighting Systems and CFO of GE C&I Lighting, North America. Mr. Willetts graduated from Franklin and Marshall College in 1997 Summa Cum Laude, with a B.A. in business, with a double concentration in accounting and finance.

Mr. Willetts will succeed SungHwan Cho as Chief Financial Officer. Mr. Willetts will also be appointed as a member of the Board of Directors of Icahn Enterprises GP (the “Board of Directors”) effective upon the effective date. The previously announced resignation of SungHwan Cho as Chief Financial Officer and a member of the Board of Directors will be effective on the effective date.

Other than as described herein, there are no arrangements or understandings between Mr. Willetts and any other persons pursuant to which he was selected as Chief Financial Officer and as a director of the Board of Directors, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the terms of the offer letter does not purport to be complete and is qualified in its entirety by reference to the offer letter between Mr. Willetts and Icahn Enterprises, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter with David Willetts, dated May 17, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc., its general partner

		By:	/s/ Ted Papapostolou
Date: May 17, 2021			Ted Papapostolou Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc., its general partner

		By:	/s/ Ted Papapostolou
Date: May 17, 2021			Ted Papapostolou Chief Accounting Officer